UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2014

CECO Environmental Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-7099	13-2566064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4625 Red Bank Road, Cincinnati, OH	45227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 513-458-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2014, Neal E. Murphy, Chief Financial Officer and Secretary of CECO Environmental Corp. (the “Company”), informed the Company that he will resign from the Company effective March 14, 2014 to pursue another employment opportunity.

Edward J. Prajzner, age 47, the Company’s current Chief Accounting Officer and Vice President of Finance, will replace Mr. Murphy as Chief Financial Officer effective March 14, 2014. Mr. Prajzner became Chief Accounting Officer and Vice President of Finance of the Company on September 11, 2013. Mr. Prajzner served as Corporate Controller and Chief Accounting Officer of Met-Pro Corporation (“Met-Pro”), formerly a global provider of a wide range of products and services for industrial, commercial, municipal and residential markets, from June 6, 2012 until its acquisition by the Company on August 27, 2013. Prior to joining Met-Pro on May 1, 2012, Mr. Prajzner served as Senior Vice President and Corporate Controller of CDI Corporation, an engineering and staffing services company, from November 2010 to March 2012. From December 2008 to December 2010, Mr. Prajzner served as the Corporate Controller of American Infrastructure, Inc., a construction company.

Additionally, effective as of March 14, 2014, Benton L. Cook, age 51, will begin serving as the Company’s Vice President of Finance, in addition to his current role as Controller of the Company. Mr. Cook reassumed his position of Vice President and Controller of the Company on September 11, 2013, which position Mr. Cook had held from 2008 until he served as Interim Chief Financial Officer of the Company from September 28, 2011 through September 3, 2013. Mr. Cook joined the Company in 2004 as Project Manager for Sarbanes-Oxley Act implementation.

Each of Messrs. Prajzner and Cook currently receives a base salary and will continue to participate in the same compensation program as the other key executive officers of the Company as described in the Company’s definitive proxy statement on Schedule 14A, filed with the SEC on April 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECO ENVIRONMENTAL CORP.

By:	/s/ Jason DeZwirek
Name: Jason DeZwirek Title: Chairman of the Board

Date: March 6, 2014